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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                 August 15, 1999


                    HONDA AUTO RECEIVABLES 1999-1 OWNER TRUST
               (Exact name of registrant specified in its charter)


CALIFORNIA                       333-30037               33-0526079
(State or other                 (Commission           (IRS Employer
 jurisdiction of                File Number)          Identification No.)
incorporation)


AMERICAN HONDA RECEIVABLES CORP.
700 VAN NESS AVENUE
TORRANCE, CA                                                90501
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (310) 781-4100

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Item 5. Other Events

     On August 15, 1999, the Principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between American Honda Receivable Corporation, as Seller, American Honda Finance Corporation, as Servicer, and Trust and Bankers Trust Company, as Indenture Trustee (the "Trustee"), were distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Honda Auto Receivables 1999-1 Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Certificateholders and, as such, was distributed by the Trustee to the Certificateholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7 (c).   Exhibits  20



SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 1999-1 Owner Trust
By:  American Honda Finance Corporation, as Servicer

By:
/s/ John Weisickle
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John Weisickle, Vice President / Finance